Exhibit 99.1

Contact:	Porter, LeVay & Rose, Inc.
Provectus Biopharmaceuticals, Inc.	Marlon Nurse, DM, SVP – Investor Relations
Peter R. Culpepper, Interim CEO, COO	Phone: 212-564-4700
Phone: 866-594-5999 #30	Allison + Partners
Todd Aydelotte, Managing Director –
Media Relations
Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS ANNOUNCES POSTER PRESENTATION ON PV-10 FOR MELANOMA AT EUROPEAN SOCIETY FOR MEDICAL ONCOLOGY 2016 CONGRESS

Poster Presentation Scheduled for October 9, 2016

Congress Scheduled to Run October 7-11, 2016, Copenhagen, Denmark

KNOXVILLE, TN, August 1, 2016 —Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, www.provectusbio.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or “The Company”), today announced that a poster presentation titled “Intralesional rose bengal for stage III and IV melanoma” is to be presented at the European Society for Medical Oncology 2016 Congress on October 9, 2016, in Hall E of the Bella Center in Copenhagen, Denmark.

ESMO’s Scientific Committee accepted the abstract for this poster presentation and further details can be found at https://cslide.ctimeetingtech.com/library/esmo/browse/search/CKJ - 2z95v (Abstract 1158TiP).

In addition, the abstract will be published in the ESMO 2016 Congress Abstract Book, a supplement to the official ESMO journal, Annals of Oncology. ESMO has not yet announced the final publication number. The ESMO 2016 Congress will be held in Copenhagen, Denmark, from October 7-11, 2016.

Provectus believes the poster itself will be available online following the final session of the Congress.

About ESMO

ESMO is the leading European professional organization for medical oncology. With more than 13,000 members representing oncology professionals from over 130 countries, ESMO is the society of reference for oncology education and information. For more information, visit: http://www.esmo.org/

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals is investigating new therapies for the treatment of skin cancer, liver cancer and breast cancer. Provectus’ investigational oncology drug, PV-10, is an ablative immunotherapy under investigation in solid tumor cancers. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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